UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 27, 2020

NXP Semiconductors N.V.
(Exact name of Registrant as specified in charter)

Netherlands	001-34841	98-1144352
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

60 High Tech Campus
Eindhoven
Netherlands	5656 AG
(Address of principal executive offices)	(Zip code)

+31	40	2729999
(Registrant’s telephone number, including area code)

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Number of each exchange on which registered
Common shares, EUR 0.20 par value	NXPI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
                                            Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act      ☐

Item 2.02    Results of Operations and Financial Condition.

On October 26, 2020, NXP Semiconductors N.V. ("NXP") issued a press release regarding NXP’s financial results for its third quarter 2020. A copy of the press release is attached as Exhibit 99.1.

The information contained in this Current Report, including the attached exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated October 26, 2020 entitled: "NXP Semiconductors Reports Third Quarter 2020 Results".
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: 27 October 2020

NXP Semiconductors N.V.

/s/ P. Kelly
Name: P. Kelly, CFO

NXP Semiconductors Reports Third Quarter 2020 Results
EINDHOVEN, The Netherlands, October 26, 2020 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the third quarter 2020, ended September 27, 2020.

“Consistent with our pre-announcement on October 8, our third quarter results were significantly better than our original guidance, reflecting a strong rebound in demand across nearly all of our focus end markets. NXP delivered third quarter revenue of $2.27 billion, flat versus the year ago period, but up 25 percent on a sequential basis, and about 13 percent better than the mid-point of our guidance. Because of the higher revenue and good margin fall through, we delivered strong operating profit significantly above our guidance,” said Kurt Sievers, NXP President and Chief Executive Officer. “More importantly, the momentum which began during the third quarter is continuing into the fourth quarter of 2020. Within our strategic end markets of Automotive, Industrial & IoT and Mobile the improving trends are due to a combination of a rebound in our core business, as well as solid contribution from the ramp of new products. The recovering markets along with our strong product portfolio and customer engagements make us confident to continue to deliver robust growth in 2021.”

Key Highlights
•Third-quarter revenue was $2.3 billion, up 0.1 percent year-on-year;
•Third-quarter GAAP gross margin was 48.1 percent, and GAAP operating margin was 1.4 percent;
•Third-quarter non-GAAP gross margin was 50.1 percent, and non-GAAP operating margin was 25.8 percent;
•Third-quarter cash flow from operations was $527 million, with net capex investments of $68 million, resulting in non-GAAP free cash flow of $459 million;
•On August 27, 2020, the NXP Board of Directors approved the payment of an interim dividend for the third quarter 2020 of $0.375 per ordinary share;
•In the third quarter of 2020 NXP returned $117 million to shareholders, primarily through previously announced dividend payments;
•On September 28, 2020, subsequent to the close of NXP's third quarter, the company fully redeemed the $400 million of outstanding principal of the 4.625% Senior Notes due 2022 and the $1.35 billion of outstanding principal of the 4.125% Senior Notes due 2021. The total amount of these redemptions, $1.83 billion, were paid from available cash on balance sheet.

Summary of Reported Third Quarter 2020 ($ millions, unaudited) (1)

	Q3 2020	Q2 2020	Q3 2019	Q - Q	Y - Y
Total Revenue	$2,267	$1,817	$2,265	25%	—%
GAAP Gross Profit	$1,090	$860	$1,186	27%	-8%
Gross Profit Adjustments (i)	$(45)	$(32)	$(30)
Non-GAAP Gross Profit	$1,135	$892	$1,216	27%	-7%
GAAP Gross Margin	48.1%	47.3%	52.4%
Non-GAAP Gross Margin	50.1%	49.1%	53.7%
GAAP Operating Income / (Loss)	$32	$(145)	$233	122%	-86%
Operating Income Adjustments (i)	$(554)	$(521)	$(454)
Non-GAAP Operating Income	$586	$376	$687	56%	-15%
GAAP Operating Margin	1.4%	(8.0)%	10.3%
Non-GAAP Operating Margin	25.8%	20.7%	30.3%

Additional information
Automotive	$964	$674	$1,048	43%	-8%
Industrial & IoT	$514	$435	$426	18%	21%
Mobile	$337	$255	$321	32%	5%
Comm. Infra. & Other	$452	$453	$470	—%	-4%
DIO	84	120	98
DPO	55	71	74
DSO	30	24	32
Cash Conversion Cycle	59	73	56
Channel Inventory (months)	2.4	2.4	2.3
Financial Leverage (ii)	2.1x	2.2x	1.6x
1.Additional Information for the Third Quarter 2020:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.Financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.
•During the third quarter of 2020, NXP repurchased 0.1 million shares for a total cost of $12 million and paid cash dividends of $105 million.
•Weighted average number of diluted shares for the three-month period ended September 27, 2020 was 279.5 million and as the company reported a net loss, it excludes the incremental impact of dilutive potential common shares of 4.9 million shares.
•Net cash paid for income taxes related to on-going operations was $(29) million. Net cash paid for income taxes not related to on-going operations resulted in additional cash payments of $(10) million.

Guidance for the Fourth Quarter 2020: ($ millions) (1)

	Guidance Range
	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$2,375	$2,450	$2,525		$2,375	$2,450	$2,525
Q-Q	5%	8%	11%		5%	8%	11%
Y-Y	3%	6%	10%		3%	6%	10%
Gross Profit	$1,209	$1,255	$1,303	$(36)	$1,245	$1,291	$1,339
Gross Margin	50.9%	51.2%	51.6%		52.4%	52.7%	53.0%
Operating Income (loss)	$425	$461	$499	$(267)	$692	$728	$766
Operating Margin	17.9%	18.8%	19.8%		29.1%	29.7%	30.3%
Financial Income (expense)	$(146)	$(146)	$(146)	$(62)	$(84)	$(84)	$(84)
Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(20) million; Stock Based Compensation, $(12) million; Other Incidentals, $(4) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(170) million; Stock Based Compensation, $(87) million; Restructuring and Other Incidentals, $(10) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(62) million;
4.Net cash paid for income taxes related to on-going operations is expected to be approximately $(36) million;
5.Non-controlling interest is expected to be approximately $(9) million;
6.Weighted average diluted share count is expected to be approximately 286 million.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with U.S. generally accepted accounting principles (“GAAP”), NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Amortization of acquisition-related intangible assets, (vi) Other income, (vii) Operating income (loss), (viii) Operating margin, (ix) Financial Income (expense), (x) adjusted net income, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xi) free cash flow and free cash flow as a percent of Revenue. The non-GAAP information excludes the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, non-cash interest expense on convertible notes, extinguishment of debt, and foreign exchange gains and losses.

Conference Call and Webcast Information
The company will host a conference call with the financial community on Tuesday, October 27, 2020 at 8:00 a.m. U.S. Eastern Daylight Time (EDT) to review the third quarter 2020 results in detail. Interested parties may join the scheduled conference call by dialing the following numbers:

Within the U.S.:    1 - 888 - 603 - 7644
Outside the U.S.:     1 - 484 - 747 - 6631
Passcode:     6084337

The call will be webcast and can be accessed from the NXP Investor Relations website https://investors.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) enables secure connections for a smarter world, advancing solutions that make lives easier, better, and safer. As the world leader in secure connectivity solutions for embedded applications, NXP is driving innovation in the automotive, industrial & IoT, mobile, and communication infrastructure markets. Built on more than 60 years of combined experience and expertise, the company has approximately 29,000 employees in more than 30 countries and posted revenue of $8.88 billion in 2019. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, and market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: the duration and spread of the COVID-19 outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume; market demand and semiconductor industry conditions; the ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to NXP's established supply chains; the ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity to meet both NXP's debt service and research and development and capital investment requirements; the ability to accurately estimate demand and match manufacturing production capacity accordingly or obtain supplies from third-party producers; the potential impact of the outbreak of COVID-19 on NXP's business, operations, results of operations, financial condition, workforce or the operations or decisions of customers, suppliers or business customers; the access to production capacity from third-party outsourcing partners and any events that might affect their business or NXP’s relationship with them including the outbreak of COVID-19 or the requirements to suspend activities with customers or suppliers because of changing import and export regulations; the ability to secure adequate and timely supply of equipment and materials from suppliers; the ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; the ability to form strategic partnerships and joint ventures and to successfully cooperate with alliance partners; the ability to win competitive bid selection processes; the ability to develop products for use in customers’ equipment and products; the ability to successfully hire and retain key management and senior product engineers; and, the ability to maintain good relationships with NXP's suppliers. In addition, this document contains information concerning the semiconductor industry and NXP’s market and business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry and NXP's market and business segments may develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. There can be no assurances that a pandemic, epidemic or outbreak of a contagious diseases, such as COVID-19, will not have a material and adverse impact on our business, operating results and financial condition in the future. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Jacey Zuniga
jeff.palmer@nxp.com                                jacey.zuniga@nxp.com
+1 408 518 5411                                    +1 512 895 7398

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended
	September 27, 2020	June 28, 2020	September 29, 2019

Revenue	$2,267	$1,817	$2,265
Cost of revenue	(1,177)	(957)	(1,079)
Gross profit	1,090	860	1,186
Research and development	(438)	(402)	(396)
Selling, general and administrative	(203)	(222)	(221)
Amortization of acquisition-related intangible assets	(418)	(380)	(358)
Total operating expenses	(1,059)	(1,004)	(975)
Other income (expense)	1	(1)	22
Operating income (loss)	32	(145)	233
Financial income (expense):
Extinguishment of debt	—	—	(1)
Other financial income (expense)	(106)	(96)	(84)
Income (loss) before income taxes	(74)	(241)	148
Benefit (provision) for income taxes	57	33	(28)
Results relating to equity-accounted investees	(1)	(1)	(1)
Net income (loss)	(18)	(209)	119
Less: Net income (loss) attributable to non-controlling interests	4	5	10
Net income (loss) attributable to stockholders	(22)	(214)	109

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$(0.08)	$(0.77)	$0.39
Diluted	$(0.08)	$(0.77)	$0.38

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	279,467	279,142	279,074
Diluted	279,467	279,142	283,518

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	September 27, 2020	June 28, 2020	September 29, 2019
ASSETS
Current assets:
Cash and cash equivalents	$3,566	$3,266	3,537
Accounts receivable, net	755	481	786
Assets held for sale	—	—	61
Inventories, net	1,064	1,228	1,134
Other current assets	219	240	426
Total current assets	5,604	5,215	5,944

Non-current assets:
Other non-current assets	924	760	712
Property, plant and equipment, net	2,255	2,312	2,401
Identified intangible assets, net	2,380	2,824	3,406
Goodwill	9,959	9,946	8,791
Total non-current assets	15,518	15,842	15,310

Total assets	21,122	21,057	21,254

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	697	729	862
Restructuring liabilities-current	25	25	41
Other current liabilities	940	889	1,081
Short-term debt	1,749	1,349	1,142
Total current liabilities	3,411	2,992	3,126

Non-current liabilities:
Long-term debt	7,607	8,004	7,363
Restructuring liabilities	15	—	—
Deferred tax liabilities	136	136	285
Other non-current liabilities	880	870	885
Total non-current liabilities	8,638	9,010	8,533

Non-controlling interests	197	193	205
Stockholders’ equity	8,876	8,862	9,390
Total equity	9,073	9,055	9,595

Total liabilities and equity	21,122	21,057	21,254

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended
	September 27, 2020	June 28, 2020	September 29, 2019
Cash flows from operating activities:
Net income (loss)	$(18)	$(209)	$119
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	589	543	517
Stock-based compensation	83	105	84
Amortization of discount (premium) on debt, net	—	(1)	12
Amortization of debt issuance costs	3	3	2
Net (gain) loss on sale of assets	(1)	—	(21)
(Gain) loss on extinguishment of debt	—	—	1
Results relating to equity-accounted investees	1	1	1
Deferred tax expense (benefit)	(118)	(81)	(33)
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	(252)	224	(17)
(Increase) decrease in inventories	164	—	13
Increase (decrease) in accounts payable and other liabilities	82	(160)	43
(Increase) decrease in other non-current assets	(9)	(11)	30
Exchange differences	5	5	(1)
Other items	(2)	(5)	(4)
Net cash provided by (used for) operating activities	527	414	746

Cash flows from investing activities:
Purchase of identified intangible assets	(22)	(28)	(21)
Capital expenditures on property, plant and equipment	(70)	(75)	(138)
Proceeds from the disposals of property, plant and equipment	2	1	23
Purchase of interests in businesses, net of cash acquired	—	(11)	—
Purchase of investments	(15)	—	(2)
Net cash provided by (used for) investing activities	(105)	(113)	(138)

Cash flows from financing activities:
Payment of bond hedge derivatives - convertible option	—	—	(1)
Repurchase of long-term debt	—	—	(47)
Proceeds from the issuance of long-term debt	—	2,000	—
Cash paid for debt issuance costs	—	(15)	(1)
Dividends paid to non-controlling interests	(34)	—	—
Dividends paid to common stockholders	(105)	(105)	(70)
Proceeds from issuance of common stock through stock plans	27	8	33
Purchase of treasury shares and restricted stock unit withholdings	(12)	(3)	(9)
Net cash provided by (used for) financing activities	(124)	1,885	(95)

Effect of changes in exchange rates on cash positions	2	1	(6)
Increase (decrease) in cash and cash equivalents	300	2,187	507
Cash and cash equivalents at beginning of period	3,266	1,079	3,030
Cash and cash equivalents at end of period	3,566	3,266	3,537

Net cash paid during the period for:
Interest	54	104	44
Income tax	39	25	59
Net gain (loss) on sale of assets:
Cash proceeds from the sale of assets	2	—	21
Book value of these assets	(1)	—	(1)
Non-cash investing activities:
Non-cash capital expenditures	8	(24)	94

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions)	Three months ended
	September 27, 2020	June 28, 2020	September 29, 2019
Revenue	$2,267	$1,817	$2,265
GAAP Gross Profit	$1,090	$860	$1,186
PPA Effects	(22)	(20)	(19)
Restructuring	(12)	—	1
Stock Based Compensation	(11)	(11)	(11)
Merger-related costs	—	(1)	(1)
Non-GAAP Gross Profit	$1,135	$892	$1,216
GAAP Gross margin	48.1%	47.3%	52.4%
Non-GAAP Gross margin	50.1%	49.1%	53.7%
GAAP Research and development	$(438)	$(402)	$(396)
Restructuring	(7)	(6)	—
Stock based compensation	(39)	(39)	(34)
Merger-related costs	—	—	(1)
Other incidentals	(5)	—	—
Non-GAAP Research and development	$(387)	$(357)	$(361)
GAAP Selling, general and administrative	$(203)	$(222)	$(221)
PPA effects	(1)	(2)	(5)
Restructuring	(2)	(2)	—
Stock based compensation	(33)	(55)	(39)
Merger-related costs	(1)	(2)	(4)
Other incidentals	(3)	(2)	(3)
Non-GAAP Selling, general and administrative	$(163)	$(159)	$(170)
GAAP amortization of acquisition-related intangible assets	$(418)	$(380)	$(358)
PPA effects	(418)	(380)	(358)
Non-GAAP amortization of acquisition-related intangible assets	$—	$—	$—
GAAP Other income (expense)	$1	$(1)	$22
Other incidentals	—	(1)	20
Non-GAAP Other income (expense)	$1	$—	$2
GAAP Operating income (loss)	$32	$(145)	$233
PPA effects	(441)	(402)	(382)
Restructuring	(21)	(8)	1
Stock based compensation	(83)	(105)	(84)
Merger-related costs	(1)	(3)	(6)
Other incidentals	(8)	(3)	17
Non-GAAP Operating income (loss)	$586	$376	$687
GAAP Operating margin	1.4%	(8.0)%	10.3%
Non-GAAP Operating margin	25.8%	20.7%	30.3%
GAAP Financial income (expense)	$(106)	$(96)	$(85)
Non-cash interest expense on convertible notes	—	—	(12)
Foreign exchange gain (loss)	(3)	(2)	(2)
Gain (loss) on extinguishment of long-term debt	—	—	(1)
Other financial expense	(3)	(2)	(4)
Non-GAAP Financial income (expense)	$(100)	$(92)	$(66)

NXP Semiconductors
Table 5: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended
	September 27, 2020	June 28, 2020	September 29, 2019
Net income (loss)	$(18)	$(209)	$119
Reconciling items to adjusted net income
Financial (income) expense	106	96	85
(Benefit) provision for income taxes	(57)	(33)	28
Depreciation	139	136	135
Amortization	450	407	382
Adjusted net income	$620	$397	$749
Reconciling items to adjusted EBITDA
Results of equity-accounted investees	1	1	1
Restructuring	21	8	(1)
Stock based costs	83	105	84
Merger-related costs	1	3	6
Other incidental items 1)	2	3	(17)
Adjusted EBITDA	$728	$517	$822
Trailing twelve month adjusted EBITDA	$2,708	$2,802	$3,126

1) Excluding amortization related to:
–other incidental items	$6	$—	$—

($ in millions)	Three months ended
	September 27, 2020	June 28, 2020	September 29, 2019
Net cash provided by (used for) operating activities	$527	$414	$746
Net capital expenditures on property, plant and equipment	(68)	(74)	(115)
Non-GAAP free cash flow	$459	$340	$631
Non-GAAP free cash flow as percent of Revenue	20%	19%	28%